ADVISORY BOARD AGREEMENT

THIS ADVISORY BOARD AGREEMENT (the “Agreement”) is made effective as of 26 day of March, 2014 (the “Effective Date”) by and between eCrypt Technologies, Inc., a Colorado corporation d/b/a Ecrypt Technologies, Inc., (the “Company”), and Howard Louie (the “Advisor”).

RECITALS

A.

Company desires to obtain the services of Advisor to serve on the Company’s Board of Advisors (the “AB”), and the Advisor desires to serve on the AB, upon the following terms and   conditions.

B.

Company has spent significant time, effort, and money to develop certain Proprietary Information (as defined below), which Company considers vital to its business and goodwill.

C.

The Proprietary Information may necessarily be communicated to or received by Advisor in the course of serving on the AB for the Company, and Company desires to obtain the Services of Advisor, only if, in doing so, it can protect its Proprietary Information and goodwill.

D.

Company does not, however, desire to receive from Advisor, or for Advisor to either induce the use of or in connection with the performance of the Services, any information which is confidential to or ownership of which resides in a third party, whether acquired prior to or subsequent to Advisor’s retention hereunder.

AGREEMENT

NOW, THEREFORE, the parties hereby agree as follows:

1.

Advisory Board Member. Company hereby retains Advisor to serve on its Advisory Board. The term of this Agreement (the “Term”) shall be the period commencing on the Effective Date  and continuing for a period to two years following the Effective Date, unless sooner terminated in accordance with the provisions of paragraph 6 hereof.

2.

Position, Duties, Responsibilities.

a.

Duties. Advisor shall perform those services (“Services”) as reasonably requested by the Company from time to time, including, but not limited to the Services described on Exhibit A attached hereto. Advisor shall devote Advisor’s commercially reasonable efforts and attention   to the performance of the Services for the Company on a timely basis. Advisor shall also make himself available to answer questions, provide advice and provide Services to the Company upon reasonable request and notice from the Company.

b.

Independent Contractor; No Conflict. It is understood and agreed, and it is  the intention of the parties hereto, that Advisor is an independent contractor, and not the employee, agent, joint venture, or partner of Company for any purposes whatsoever. Advisor is skilled in providing the Services to the extent necessary, Advisor shall be solely responsible for any and all taxes related to the receipt of any compensation under this Agreement.  Advisor hereby represents, warrants and covenants  that Advisor has the right, power and authority to enter into this Agreement and that neither the execution nor delivery of this Agreement, nor the performance of the Services by Advisor will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which Advisor is now or hereinafter becomes obligated.

3.

Compensation, Benefits, Expenses.

a.

Compensation. As full and complete consideration of the Services to be rendered hereunder, the Company shall issue Advisor a total of up to 13,462,000 common stock purchase warrants, which warrants shall be issued pursuant to the terms and conditions of the Warrant Agreement   in the form attached hereto as Exhibit B.  Each warrant shall entitle the holder to purchase one (1) share of the Company’s common stock at a price of $0.05 per share for a period of three (3) years from the  Effective Date of this Agreement.  A total of 1,682,750 of such warrants shall be issued to Advisor simultaneously with the execution of this Agreement, and the balance of such warrants shall be issued in equal quarterly intervals thereafter as long as this Agreement remains in effect.  Accordingly, on the date which is three (3) months after the date of execution of this Agreement, if this Agreement is then in    effect, an additional 1,682,750 warrants shall be issued to Advisor, and on each of the six (6) successive quarterly anniversary dates thereafter, an additional 1,682,750 warrants shall be issued to Advisor.  Each quarterly issuance of warrants under the terms of this Agreement shall be represented by a separate  Warrant Agreement.

b.

Reimbursement of Expenses.  During the Term of this Agreement, the Company shall reimburse Advisor for costs and expenses incurred by Advisor in connection with the Services as follows:

(i)$5,000 upon the mutual execution of this Agreement for expenses previously incurred by Advisor, payable as follows: (a) $2,500 upon the execution of this Agreement; and (b) $2,500 shall accrue as an obligation of the Company payable to Advisor upon earlier of (1) the Company’s completion of a financing in excess of $3,000,000, or (2) three years after the Effective Date; and

(ii) $3,000 per month payable as follows: (a) $1,000 on the first day of each month throughout the Term; and (b) $2,000 shall accrue as an obligation of the Company payable to Advisor upon the earlier of (1) the Company’s completion of a financing in excess of $3,000,000, or (2) three years after the Effective Date.

4.

Proprietary Information; Work Product; Non-Disclosure.

a.

Defined.  Company has conceived, developed and owns, and continues to conceive and develop, certain property rights and information, including but not limited to its business plans and objectives, client and customer information, financial projections, marketing plans, marketing materials, logos, and designs, and technical date, inventions, processes, know-how, algorithms, formulae, franchises, databases, computer programs, computer software, user interfaces, source codes, object codes, architectures and structures, display screens, layouts, development tools and instructions, templates, and other trade secrets, intangible assets and industrial or proprietary property rights which may or may not be related directly or indirectly to Company’s software business and all documentation, media or other tangible embodiment of or relating to any of the foregoing and all proprietary rights herein of Company  (all of which are hereinafter referred to as the “Proprietary Information).  Although certain information  may be generally known in the relevant industry, the fact that Company uses it may not be so known.  In such instance, the knowledge that Company uses the information would comprise Proprietary   Information.  Furthermore, the fact that various fragments of information or data may be generally known in the relevant industry does not mean that the manner in which Company combines them, and the results obtained thereby, are known.  In such instances, that would also comprise Proprietary Information.

b.

General Restrictions on Use.  Advisor agrees to hold all Proprietary Information in confidence and not to, directly or indirectly, disclose, use, copy, publish, summarize, or remove from Company’s premises and Proprietary Information (or remove from the premises any other property of Company), except (i) during the consulting relationship to the extent authorized and necessary to carry out Advisor’s responsibilities under this Agreement, and (ii) after termination of the consulting relationship, only as specifically authorized in writing by Company.  Notwithstanding the foregoing, such restrictions shall not apply to: (x) information which Advisor can show was rightfully in Advisor’s possession at the time of disclosure by Company; (y) information which Advisor can show was received from a third party who lawfully developed the information independently of Company or obtained such information from Company under conditions which did not require that it be held in confidence; or (z) information which, at the time of disclosure, is generally available to the public.

c.

Ownership of Work Product.  All Work Product shall be considered work(s) made by Advisor for hire for Company and shall belong exclusively to Company and its designees.  If by operation of law, any of the Work Product, including all related intellectual property rights, is not owned   in its entirety by Company automatically upon creation thereof, the Advisor agrees to assign, and hereby assigns, to Company and its designees the ownership of such Work Product, including all related intellectual property rights.  “Work Product”  shall mean any writings (including excel, power point,  emails etc.), programming, documentation, data compilations, reports, and any other media, materials, or other objects produced as a result of Advisor’s work or delivered by Advisor in the course of performing that work.

d.

Incidents and Further Assurances.  Company may obtain and hold in its own name copyrights, registrations, and other protection that may be available to the Advisor.  Advisor agrees to provide any assistance required to perfect such protection.  Advisor agrees to take such further actions    and execute and deliver such further agreements and other instruments as Company may reasonably  request to give effect to this Section 4.

e.

Return of Proprietary Information.  Upon termination of this Agreement, Advisor shall upon request by the Company promptly deliver to Company at Company’s sole cost and expense, all drawings, blueprints, manuals, specification documents, documentation, source or object codes, tape discs and any other storage media, letters, notes, notebooks, reports, flowcharts, and all other materials in its possession or under its control relating to the Proprietary Information and/or Services, as well as all other property belonging to Company which is then in Advisor’s possession or under its   control.  Notwithstanding the foregoing, Advisor shall retain ownership of all works owned by Advisor prior to commencing work for Company hereunder, subject to Company’s nonexclusive, perpetual, paid   up right and license to use such works in connection with its use of the Services and any Work product.

f.

Remedies/Additional Confidentiality Agreements.  Nothing in this Section 4 is intended to limit any remedy of Company under applicable state or federal law.  At the request of Company, Advisor shall also execute Company’s standard “Confidentiality Agreement” or similarly named agreement as such agreement is currently applied to and entered into by Company’s most recent employees.

5.

Non-Compete.    During the Term, Advisor shall provide the Company with prior  written notice if Consultant intends to provide any services, as an employee, consultant or otherwise, to  any person, company or entity that competes directly with the Company, which written notice shall   include the name of the competitor.  During that period that is six (6) months after the termination of this Agreement, Advisor shall provide the Company with written notice any time that Advisor provides any services, as an employee, consultant or otherwise, to any person, company or entity that competes directly with the Company.

6.

Termination.  Advisor shall have the right to terminate this Agreement at any time     and for any reason upon not less than ten (10) days prior written notice to the Company.  The Company shall have the right to terminate this Agreement for cause upon not less than ten (10) days prior written notice to Advisor.    The provisions of paragraph 3(b)(i), 3(b)(ii), 4 and 5 shall survive the termination of this Agreement either by the Advisor or the Company.

7.

Miscellaneous.

a.

Notices.  All notices required under this Agreement shall be deemed to have been given or made for all purposes upon receipt of such written notice or communication.  Notices to each party shall be sent to the address set forth below the party’s signature on the signature page of this Agreement.  Either party hereto may change the address to which such communications are to be directed by giving written notice to the other party hereto of such change in the manner provided above.

b.

Entire Agreement.  This Agreement and any documents attached hereto as Exhibits constitute the entire agreement and understanding between the parties with respect to the subject matter herein and therein, and supersede and replace any and all prior agreements and understandings, whether oral or written with respect to such matters.  The provisions of this Agreement may be waived, altered, amended or replaced in whole or in part only upon the written consent of both parties to this Agreement.

c.

Severability, Enforcement.  If, for any reason, and provision of this  Agreement shall be determined to be invalid or inoperative, the validity and effect of the other provisions herein shall not be affected thereby, provided that no such severability shall be effective if it causes a material detriment to any party.

d.

Governing Law.  The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of   Colorado.  Venue for any and all disputes arising out of this Agreement shall be the City of Boulder, State of Colorado.

e.

Injunctive Relief.  The parties agree that in the event of any breach or threatened breach of any of the covenants in Section 4, the damage or imminent damage to the value and the goodwill of Company’s business will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate.  Accordingly, the parties agree that Company shall be entitled to injunctive relief against Advisor in the event of any breach or threatened breach of any such provisions by Advisor, in addition to any other relief (including damages) available to Company under this Agreement or under applicable state or federal law.

f.

Publicity.  The Company shall, with prior written approval by Advisor, have  the right to use the name, biography and picture of Advisor on the Company’s website, marketing and advertising materials.

IN WITNESS WHEREOF, each party hereto has duly executed this Agreement as of the Effective Date.

COMPANY	ADVISORY BOARD MEMBER
Signature: /s/Brad Lever	Signature: /s/Howard Louie
Name: Brad Lever	Name: Howard Louie
Title: Chief Executive Officer

Address: 4750 Table Mesa Drive	Address:
Boulder CO 80305

EXHIBIT A

Services.

As a member of the Advisory Board, you shall:

•

Participate in monthly Advisory calls

•

Be accessible to Company to provide guidance on business and technology strategy issues on an as-needed basis

•

Assist with identifying and sourcing additional talent for various roles within the Company

•

Assist the Company in obtaining financing

EXHIBIT B

WARRANT AGREEMENT

See Attached.

NEITHER THESE WARRANTS NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

ECRYPT TECHNOLOGIES, INC.

WARRANT

Original Issue Date: March 27, 2014

eCrypt Technologies, Inc., a Colorado corporation d/b/a Ecrypt Technologies, Inc., (the "Company"), hereby certifies that, pursuant to the terms hereof, Howard Louie, (the "Holder"), is entitled to purchase from the Company up to a total of 1,682,750 shares of Common Stock (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") at any time and from time to time from and after the Original Issue Date and through and including March 26, 2017 hereinafter defined (the "Expiration Date").

This Warrant is subject to the following terms and conditions:

Definitions.   As used in this Warrant, the following terms shall have the respective definitions set forth herein.

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

"Business Day" means any day except Saturday, Sunday and any day that is a federal legal holiday in the United States or a day on which banking institutions in the State of Colorado are authorized or required by law or other government action to close.

"Common Stock" means the common stock of the Company, and any securities into which such common stock may hereafter be reclassified.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fundamental Transaction" means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the

Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

“Colorado Courts” means the state and federal courts sitting in the State of Colorado.

“Original Issue Date” means March 27, 2014.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Rule 144" means Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission having substantially the same effect as such Rule.

"Securities Act" means the Securities Act of 1933, as amended.

"Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

"Trading Market" means whichever of the New York Stock Exchange, the NYSE Alternext Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected by the Company.

1.

Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

2.

Registration of Transfers.  The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein.  Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

3.

Exercise of Warrants.

a)

Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Original Issue Date and on or before the Expiration Date by delivery to the Company of a duly executed facsimile copy of the Exercise Notice annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); provided, however, within five (5) Trading Days of the date said Exercise Notice is delivered to the Company, if this Warrant is exercised in full, the Holder shall have surrendered this Warrant to the Company and the Company shall have received payment of the aggregate Exercise Price(as defined herein) of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Exercise Notice within five (5) business days of receipt of such notice. In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)

Exercise Price.  The exercise price of the Common Stock under this Warrant shall be $0.05 per share (the “Exercise Price”), subject to adjustment in accordance with Section 8.

c)

Cashless Exercise. This Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date of such election;

(B) = the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

d)

Exercise Limitations.

i.

Holder’s Restrictions. Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 3 or otherwise, to the extent that after giving effect to such issuance after exercise, such Holder (together with such Holder’s affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s affiliates), as set forth on the applicable Exercise Notice, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by such Holder or any of its affiliates and (B) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of a Holder, and the submission of an Exercise Notice shall be deemed to be Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by such Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, and the provisions of this Section shall continue to apply until such 61st day (or such later date, as determined by such Holder, as may be specified in such notice of waiver).

4.

Delivery of Warrant Shares.

(a)

To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant unless the aggregate Warrant Shares represented by this Warrant is being

exercised.   Upon delivery of the Exercise Notice (in the form attached hereto) to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise. A "Date of Exercise" means the date on which the Holder shall have delivered to the

Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

(b)

The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

5.

Charges, Taxes and Expenses.   Issuance and delivery of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

6.

Replacement of Warrant.   If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

7.

Reservation of Warrant Shares.   The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 8). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

8.

Certain Adjustments.   The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8.

(a)

Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)

Fundamental Transactions.   If, at any time while this Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the "Alternate Consideration"). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder's option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall, either (1) issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof, or (2) purchase the Warrant from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black Scholes value of the remaining unexercised portion of this Warrant on the date of such request. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c)

Number of Warrant Shares.  Simultaneously with any adjustment to the Exercise Price pursuant to this Section 8, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(d)

Calculations.  All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e)

Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 8, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's Transfer Agent.

(f)

Notice of Corporate Events.  If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder) at least ten (10) calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in  order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

9.

Payment of Exercise Price.   The Holder must pay the Exercise Price in immediately available funds at the time of exercise.

10.

No Fractional Shares.

 No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the date of exercise.

11.

Notices.   Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (Colorado time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (Colorado time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to Ecrypt Techonologies, Inc., c/o Brad Lever, 4750 Table Mesa Drive, Boulder, CO 80305, (or such other address as the Company shall indicate in writing in accordance with this Section), or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

12.

Warrant Agent.  The Company shall serve as warrant agent under this Warrant. Upon 10 days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

13.

Miscellaneous.

(a)

This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)

All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Colorado, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Colorado Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Colorado Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any Colorado Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(c)

The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)

In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e)

Prior to exercise of this Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

ECRYPT TECHNOLOGIES.

By: /s/Brad Lever

Name: Brad lever

Title:

Chief Executive Officer

EXERCISE NOTICE

ECRYPT TECHNOLOGIES, INC.

WARRANT DATED ______________

The undersigned Holder hereby irrevocably elects to purchase _____________ shares of Common Stock pursuant to the above referenced Warrant. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(1)

The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

(2)

Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3(c).

(3)

By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 10 of the Warrant to which this notice relates.

Dated: _______________, ________

Name of Holder:

(Print) _________________________________

By: ___________________________________

Name:_________________________________

Title: __________________________________

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Warrant Shares Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

ECRYPT TECHNOLGIES, INC.

WARRANT ORIGINALLY ISSUED ____________

WARRANT NO. __

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________ the right represented by the above-captioned Warrant to purchase ____________ shares of Common Stock to which such Warrant relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: _______________, ____

_______________________________________

(Signature must conform in all respects to name of

holder as specified on the face of the Warrant)

_______________________________________

Address of Transferee

_______________________________________

_______________________________________

In the presence of:

__________________________